Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement filed on Form S-8 dated August 22, 2000 of Arden Realty, Inc. pertaining to the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of Arden Realty, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Los Angeles, California
August 22, 2000